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                                                                EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                            Bayshore Industrial, Inc.
                           Courtenay Polymers PTY Ltd.
                                Fabri-Moulds Ltd.
                             ICO Australia Pty Ltd.
                                ICO Canada, Ltd.
                                  ICO Europe BV
                            ICO Global Services, Inc.
                          ICO Holdings New Zealand Ltd.
                                 ICO Italia Srl
                               ICO Minerals, Inc.
                              ICO Oilfield UK, Ltd.
                                  ICO P&O, Inc.
                                ICO Permian, Inc.
                        ICO Petrochemicals Cayman Islands
                                 ICO Polymers BV
                                  ICO Offshore
                            ICO Polymers France S.A.
                           ICO Polymers Scandinavia BV
                             ICO Polymers (UK) Ltd.
                               ICO Polymers, Inc.
                                ICO Shearer, Inc.
                              ICO Technology, Inc.
                                   ICO UK Ltd.
                               ICO Worldwide, Inc.
                        Innovation Company, S.A. de C.V.
                           J.R. Courtenay (N.Z.) Ltd.
                             MilCorp Holdings, Ltd.
                              Rotec Chemicals, Ltd.
                        SCI Azur Immobiliere Beaucairoise
                                SCI du Port Pendu
                                    SCI Lomic
                                   Soreco S.A.
                              Swavasey Colours Ltd.
                                   Tec-Ma Srl
                             Tecron Industries Ltd.
                                  Verplast Srl
                                 Wedco France SA
                               Wedco Holland B.V.
                              Wedco Minerais Ltda.
                            Wedco Petrochemical, Inc.
                           Wedco America do Sul Ltda.
                                 Wedco Sweden AB
                           Wedco Technology U.K. Ltd.
                             Wedco Technology, Inc.
                                   Wedco, Inc.


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